Distribution Financial Services RV Trust 1999-1
November 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance    $  681,543,574.34
Beginning Pool Factor            1.00000000

Distribution Allocable to Principal on Notes
                                    Prior                              Current
               Class              Prin.Pymt.  $1000 orig.prin.bal.    Prin.Pymts.  $1000 orig.prin.bal.
                A-1                  $0.00       0.0000000                    $0.00         0.0000000
                A-2                  $0.00       0.0000000           $10,432,007.75        45.8491346
                A-3                  $0.00       0.0000000                    $0.00         0.0000000
                A-4                  $0.00       0.0000000                    $0.00         0.0000000
                A-5                  $0.00       0.0000000                    $0.00         0.0000000
                A-6                  $0.00       0.0000000                    $0.00         0.0000000
                  B                  $0.00       0.0000000                    $0.00         0.0000000
                 C                   $0.00       0.0000000                    $0.00         0.0000000

Distribution Allocable to Interest on Notes
                                    Prior                                 Current
     Class     Rate               Int. Pymt.  $1000 orig.prin.bal.       Int. Pymts.  $1000 orig.prin.bal.
      A-1      4.97%                 $0.00       0.0000000                    $0.00         0.0000000
      A-2      5.38%                 $0.00       0.0000000               $67,250.62         0.2955694
      A-3      5.70%                 $0.00       0.0000000              $940,490.50         4.7500000
      A-4      5.84%                 $0.00       0.0000000              $937,524.40         4.8666667
      A-5      5.97%                 $0.00       0.0000000              $794,616.95         4.9750000
      A-6      6.02%                 $0.00       0.0000000              $322,902.77         5.0166667
        B      6.36%                 $0.00       0.0000000              $132,500.00         5.3000000
       C       7.23%                 $0.00       0.0000000              $120,500.00         6.0250000

Note Balance After Giving Effect to Principal Distribution
               Class   Beginning Balance       Pool Factor           Ending Balance      Pool Factor
                A-1               0.00           0.0000000                   $0.00          0.0000000
                A-2  $   15,000,138.60           1.0000000     $      4,568,130.85         20.0777137
                A-3  $  197,998,000.00           1.0000000     $    197,998,000.00          1.0000000
                A-4  $  192,642,000.00           1.0000000     $    192,642,000.00          1.0000000
                A-5  $  159,722,000.00           1.0000000     $    159,722,000.00          1.0000000
                A-6  $   64,366,000.00           1.0000000     $     64,366,000.00          1.0000000
                  B  $   25,000,000.00           1.0000000     $     25,000,000.00          1.0000000
                 C   $   20,000,000.00           1.0000000     $     20,000,000.00          1.0000000
Servicing Fee                                                                                                $283,976.49
Servicing Fee Per $1,000 of Orig.Note                                                                          0.2839765

Realized Losses                                                                                              $863,190.05

Reserve Account Balance                                                                                 $ 13,420,123.86

Payments Received with Respect to Receivables During Most Recently Ended Collection Period              $ 14,637,880.33
          Interest Payments Received                                                                       $5,036,256.22
          Scheduled Principal Payments Received                                                            $3,754,766.52
          Principal Prepayments Received                                                                   $5,846,857.59

Distribution to Residual Interestholders                                                                           $0.00

Noteholders' Interest Carryover Shortfall                                                                          $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                                      0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related Collection Period                        $0.00

Ending Pool Balance                                                                                     $671,006,192.78
Ending Pool Factor                                                                                            0.67100391